EXHIBIT 99.1

Community Bancorp. Reports Third Quarter 2026 Earnings

For immediate release

Derby, VT: October 26, 2026 --- Community Bancorp. (NASDAQ:CMTV), the parent company of Community National Bank (the “Bank”), reported consolidated earnings for the third quarter ended September 30, 2026, of $5.1 million or $0.91 per share, an increase of $344 thousand or 7.24% compared to $4.7 million or $0.84 per common share reported for the third quarter of 2025. Earnings for the nine months ended September 30, 2026, were $14.1 million, or $2.53 per share, an increase of $1.8 million or 14.72% compared to $12.3 million or $2.18 per common share in the same period in 2025.

Third Quarter 2026 Financial Highlights and Key Performance Indicators (KPIs):

(Unaudited)

	Quarter Ended
	September 30, 2026	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025
Return on average assets	1.67%	1.53%	1.39%	1.47%	1.58%
Pre-tax, pre-provision net revenue return on average assets (1)	2.17%	2.09%	1.83%	1.90%	2.01%
Return on average shareholders' equity	16.46%	15.83%	15.31%	16.24%	17.40%
Net Interest Margin	4.11%	3.95%	3.81%	3.78%	3.79%
Efficiency Ratio (2)	51.1%	52.8%	55.6%	54.8%	52.3%
Noninterest expense to average assets	2.27%	2.34%	2.29%	2.30%	2.20%
Dividend payout ratio (3)	28.57%	29.76%	32.05%	30.12%	29.76%
Fully diluted tangible book value per common share (1)	$19.47	$19.51	$18.81	$18.29	$17.58
Total capital to risk-weighted assets (4)	16.17%	16.05%	15.62%	15.38%	15.34%
Total common equity tier 1 capital to risk-weighted assets (4)	14.92%	14.79%	14.36%	14.13%	14.09%
Tier I Capital to Average Assets (4)	11.12%	10.63%	10.19%	9.92%	10.22%
Tangible common equity to tangible assets (1)	8.95%	9.41%	8.60%	8.00%	8.13%
Earnings per common share	$0.91	$0.84	$0.78	$0.83	$0.84
Weighted average number of common shares used in computing earnings per share	5,604,048	5,594,749	5,586,133	5,586,738	5,607,086

(1)	Refer to the "Reconciliation of GAAP to Non-GAAP Measures" section of this document for additional detail.
(2)	Total Non-Interest Expense divided by the sum of Net Interest Income and Total Non-Interest Income.
(3)	Dividends declared per common share divided by earnings per common share.
(4)	Represents Bank-only ratios. Current period capital ratios are preliminary subject to finalization of the Bank’s September 30, 2026 FDIC Call Report.

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Total assets for the Company at September 30, 2026, were $1.23 billion, a decrease of $56 million from year end 2025, but $5.4 million or 0.44% higher than total assets of $1.23 billion as of September 30, 2025. The year-to-date change primarily reflects lower cash balances used to fund loan growth, pay off two maturing advances totaling $25.0 million, and to cover a cyclical decrease in deposit balances.  Contributing to the Company’s year-over-year growth in assets was an increase in in the Company's gross loan portfolio of $60.3 million, or 6.26%, compared to the 2025 period. The year-over-year loan growth was primarily funded by a combination of cash, maturities of securities, as well as an increase in core deposits (interest bearing transaction accounts and time deposits).  Deposit balances increased $35.5 million, or 3.52%, compared to September 30, 2025, but decreased $26.9 million or 2.51% since year end 2025 largely reflecting cyclical changes in municipal and business deposit balances.

The Company’s securities portfolio totaled $113 million as of September 30, 2026, a 21.74% decrease compared to $144.6 million as of December 31, 2025. The portfolio is classified as available-for-sale and is required to be reported at fair market value with the unrealized loss, net of a deferred tax adjustment, as an adjustment to total equity. Such unrealized losses reflect the interest rate environment, as current rates remain below the coupon rates on the securities, resulting in a fair market value lower than current book values. As of September 30, 2026, the reduction to equity was $13.4 million, representing additional reductions of $2.9 million and $3.9 million from the adjustments to equity of $10.5 million as of September 30, 2025, and $9.6 million as of December 31, 2025, respectively.

Net interest income for the third quarter ended September 30, 2026, increased $1.1 million, or 10.89%, to $11.7 million, compared to $10.5 million for the same quarter in 2025. The quarter-over-quarter improvement reflects an increase of $1.1 million, or 7.59%, in interest and fees on loans due to strong loan growth and higher yields, partially offset by an increase in interest on deposits expense of $243 thousand, or 6.46%. Net interest income for the nine months ended September 30, 2026, increased $4 million or 13.43%, to $33.9 million, compared to $29.8 million for the same period in 2025, reflecting the same trends.

The provision for credit losses for the third quarter ended September 30, 2026, was $473 thousand compared to $258 thousand for the same period in 2025. The year-to-date provision for credit losses was $1.6 million, compared to $991 thousand for the same period in 2025. The $595 thousand year-over-year increase in the provision was driven primarily by strong loan growth. The provision for credit losses for September 30, 2026, was determined under Accounting Standard No. 2016-13, Measurement of Credit Losses on Financial Instruments, commonly referenced as the Current Expected Credit Losses, or CECL.

Non-interest income for the third quarter ended September 30, 2026, of $1.9 million decreased $188 thousand, or 8.98%, compared to $2.1 million for the same period in 2025. Non-interest income for the nine months ended September 30, 2026, grew to $6 million, compared to $5.7 million for the nine months ended September 30, 2025, an increase of $233 thousand, or 4.06% year-over-year. Non-interest expenses increased $337 thousand, or 5.12%, for the third quarter comparison period, and $1.4 million, or 7.03%, for the nine-month period year-over-year.

Equity capital increased to $120.8 million, with a book value per share of $21.53, as of September 30, 2026, compared to equity capital of $113.7 million and a book value per share of $20.36 as of December 31, 2025, and $111.9 million and a book value per common share of $19.64 as of September 30, 2025. This change includes an increase of $3.9 million in unrealized losses in the investment portfolio year-to-date and an increase of $2.9 million year-over-year, due to changing bond rates, which decreased the fair value of the investment portfolio, as well as increases in retained earnings of $9.9 million year-to-date and $13.1 million year-over-year. The unrealized loss position is considered temporary and does not impact the Company’s regulatory capital ratios. In the fourth quarter of 2025, the Company completed the optional redemption of all fifteen of the Company’s outstanding shares of its Series A Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock. The preferred stock value of $1,500,000 was included in the Company’s equity capital as of September 30, 2025.

President and CEO Christopher Caldwell commented on the Company’s results: “Community Bancorp is pleased with our results for the first nine months of 2026. Tangible book value per share has grown 6.5% since the start of the year, even though higher interest rates have lowered the fair value of our investment securities. Tangible book value per share is also up almost 11% compared to the same time last year. Third quarter earnings per share rose 8% compared to the same period last year, and year-to-date earnings per share is 16% higher than in the same period of 2025. Our net interest margin is now above 4% for the quarter. We are also working hard to manage our costs resulting in a non-interest expense to average assets ratio of 2.27% as of the end of the third quarter. We are proud of the hard work our community bankers do every day. These results come directly from that work and their commitment to our communities. As always, we are grateful for the trust our communities, clients, and shareholders have placed in us.”

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As previously announced, the Company declared a quarterly cash dividend of $0.26 per share payable November 1, 2026, to shareholders of record as of October 15, 2026.

About Community Bancorp.

Community Bancorp. is the parent holding company for Community National Bank, headquartered in Derby, Vermont.   Community National Bank is an independent bank that has been serving its communities since 1851, with retail banking offices located in Derby, Derby Line, Island Pond, Barton, Newport, Troy, St. Johnsbury, Montpelier, Barre, Lyndonville, Morrisville and Enosburg Falls as well as loan offices located in Burlington, Vermont and Lebanon, New Hampshire

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including, without limitation, statements about the Company’s financial condition, capital status, dividend payment practices, business outlook and affairs. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words like “believe,” “expect,” “anticipate,” “estimate,” and “intend” or future or conditional verbs such as “will,” “would,” “should,” “could,” or “may.”  Although these statements are based on management’s current expectations and estimates, actual conditions, results, and events may differ materially from those contemplated by such forward-looking statements, as they could be influenced by numerous factors which are unpredictable and outside the Company’s control. Factors that may cause actual results to differ materially from such statements include, among others, the following: (1) general national or regional economic conditions, national fiscal or monetary policies, or national or international tariff or trade conditions result in a deterioration of the credit quality of our loan portfolio or diminished demand for the Company’s products and services; (2) changes in laws or government rules, or the way in which courts interpret those laws or rules, adversely affect the financial industry generally or the Company’s business in particular, or may impose additional costs and regulatory requirements; (3) interest rates change in such a way as to reduce the Company’s interest margins and its funding sources; and (4) competitive pressures increase among financial services providers in the Company’s northern New England market area or in the financial services industry generally, including pressures from nonbank financial service providers, from increasing consolidation and integration of financial service providers and from changes in technology and delivery systems, and other factors that are listed from time to time in our financial filings with the SEC, including our Forms 10Q and 10K. The Company cautions you not to rely unduly on forward-looking statements because the assumptions, beliefs, expectations, and projections about future events may, and often do, differ materially from actual results or events. Any forward-looking statement speaks only as to the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect developments occurring after the statement is made, except as otherwise required by law.

Use of Non-GAAP Financial Measures

In addition to evaluating the Company's results of operations in accordance with generally accepted accounting principles in the United States ("GAAP"), management supplements this evaluation with certain non-GAAP financial measures such as pre-tax, pre-provision income; fully diluted tangible book value per common share and tangible common equity to tangible assets. Management believe these non-GAAP financial measures help investors better understand the Company's operating performance and trends and allow for better performance comparisons to other financial institutions. In addition, these non-GAAP financial measures remove the impact of unusual items that may obscure trends in the Company's underlying performance. These disclosures should not be viewed as a substitute for GAAP operating results, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other financial institutions. Reconciliations to the comparable GAAP financial measures can be found at the end of this document.

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Community Bancorp. And Subsidiary

Consolidated Balance Sheets (unaudited)

	September 30,	December 31,	September 30,
	2026	2025	2025
Assets
Cash and due from banks	$11,737,962	$11,802,391	$11,813,247
Federal funds sold and overnight deposits	35,551,116	116,259,370	49,052,312
Total cash and cash equivalents	47,289,078	128,061,761	60,865,559
Securities available-for-sale (amortized cost $130,162,738 and $156,694,754 at 09/30/26 and 12/31/25, respectively)	113,112,170	144,528,758	152,248,319
Restricted equity securities, at cost	1,879,250	2,933,050	3,256,550
Loans held-for-sale	414,115	138,000	1,269,208
Loans	1,022,135,569	965,285,662	961,882,509
Allowance for credit losses	(12,342,070)	(10,864,983)	(10,769,269)
Deferred net loan costs	1,234,875	786,604	738,390
Net loans	1,011,028,374	955,207,283	951,851,630
Bank premises and equipment, net	12,319,094	12,090,886	12,391,426
Accrued interest receivable	4,679,749	4,607,975	4,459,788
Bank owned life insurance	5,454,176	5,398,085	5,378,643
Goodwill	11,574,269	11,574,269	11,574,269
Other real estate owned	-	319,019	319,019
Other assets	23,795,469	22,699,860	22,556,932
Total assets	$1,231,545,744	$1,287,558,946	$1,226,171,343
Liabilities and Shareholders' Equity
Liabilities
Deposits:
Demand, non-interest bearing	$208,452,304	$218,842,543	$205,211,509
Interest-bearing transaction accounts	319,840,172	299,636,739	284,204,977
Money market funds	138,684,988	187,132,921	155,502,114
Savings	145,752,113	142,543,291	143,737,440
Time deposits, $250,000 and over	52,921,976	46,913,997	43,064,201
Other time deposits	178,151,708	175,598,510	176,579,922
Total deposits	1,043,803,261	1,070,668,001	1,008,300,163
Repurchase agreements	34,888,892	41,498,171	34,178,676
Borrowed funds	10,975,022	35,975,022	46,275,022
Junior subordinated debentures	12,887,000	12,887,000	12,887,000
Accrued interest and other liabilities	8,185,775	12,843,774	12,650,140
Total liabilities	1,110,739,950	1,173,871,968	1,114,291,001
Shareholders' Equity
Preferred stock, 1,000,000 shares authorized, 0 shares issued and outstanding at 09/30/26 and 12/31/25, 15 shares issued and outstanding at 09/30/2025 ($100,000 liquidation value, per share)	0	0	1,500,000
Common stock - $2.50 par value; 15,000,000 shares authorized , 5,910,960 shares issued at 09/30/26, 5,882,266 shares issued at 12/31/25, and 5,867,045 shares issued at 09/30/25	14,777,400	14,705,665	14,667,613
Additional paid-in capital	41,108,926	40,076,561	39,725,620
Retained earnings	82,922,070	73,021,908	69,843,878
Accumulated other comprehensive loss	(13,469,950)	(9,611,137)	(10,532,522)
Less: treasury stock, at cost; 300,409 shares at 09/30/26, 299,399 shares at 12/31/25, and 247,554 shares at 09/30/25	(4,532,652)	(4,506,019)	(3,324,247)
Total shareholders' equity	120,805,794	113,686,978	111,880,342
Total liabilities and shareholders' equity	$1,231,545,744	$1,287,558,946	$1,226,171,343

Book value per common share outstanding	$21.53	$20.36	$19.64

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Community Bancorp. and Subsidiary

Consolidated Statements of Income (unaudited)

	Quarter Ended	Quarter Ended
	September 30, 2026	September 30, 2025
Interest income
Interest and fees on loans	$15,280,406	$14,201,931
Interest on taxable debt securities	701,640	912,616
Interest on tax-exempt debt securities	80,411	80,411
Dividends	35,438	68,400
Interest on federal funds sold and overnight deposits	148,689	153,496
Total interest income	16,246,584	15,416,854
Interest expense
Interest on deposits	4,009,312	3,765,915
Interest on borrowed funds	131,946	663,155
Interest on repurchase agreements	226,491	234,756
Interest on junior subordinated debentures	223,156	242,038
Total interest expense	4,590,905	4,905,864
Net interest income	11,655,679	10,510,990
Credit loss expense	473,309	258,753
Net interest income after credit loss expense	11,182,370	10,252,237
Non-interest income
Service fees	1,011,068	1,002,753
Income from sold loans	95,274	102,389
Other income from loans	304,290	260,459
Income from investment in CFS Partners	352,499	591,020
Other income	143,878	138,433
Total non-interest income	1,907,009	2,095,054
Non-interest expense
Salaries and wages	2,561,698	2,432,661
Employee benefits	1,115,766	959,918
Occupancy expenses, net	775,069	748,354
Other expenses	2,478,238	2,452,565
Total non-interest expense	6,930,771	6,593,498
Income before income taxes	6,158,608	5,753,793
Income tax expense	1,067,995	1,007,007
Net income	$5,090,613	$4,746,786
Earnings per common share	$0.91	$0.84
Weighted average number of common shares used in computing earnings per share	5,604,048	5,607,086
Dividends declared per common share	$0.26	$0.25

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Community Bancorp. and Subsidiary

Consolidated Statements of Income (unaudited)

	Nine Months Ended	Nine Months Ended
	September 30, 2026	September 30, 2025
Interest income
Interest and fees on loans	$44,461,625	$41,108,667
Interest on taxable debt securities	2,248,212	2,719,893
Interest on tax-exempt debt securities	241,234	241,234
Dividends	134,759	174,886
Interest on federal funds sold and overnight deposits	1,230,200	547,302
Total interest income	48,316,030	44,791,982
Interest expense
Interest on deposits	12,195,485	11,923,830
Interest on borrowed funds	819,734	1,478,729
Interest on repurchase agreements	782,597	818,772
Interest on junior subordinated debentures	666,848	726,796
Total interest expense	14,464,664	14,948,127
Net interest income	33,851,366	29,843,855
Credit loss expense	1,585,781	990,853
Net interest income after credit loss expense	32,265,585	28,853,002
Non-interest income
Service fees	2,935,764	2,859,310
Income from sold loans	254,511	268,470
Other income from loans	1,191,528	862,385
Income from investment in CFS Partners	1,174,733	1,388,678
Other income	408,559	353,531
Total non-interest income	5,965,095	5,732,374
Non-interest expense
Salaries and wages	7,773,301	7,145,388
Employee benefits	3,329,883	3,034,163
Occupancy expenses, net	2,329,512	2,324,661
Other expenses	7,720,670	7,260,297
Total non-interest expense	21,153,366	19,764,509
Income before income taxes	17,077,314	14,820,867
Income tax expense	2,929,813	2,488,849
Net income	$14,147,501	$12,332,018
Earnings per common share	$2.53	$2.18
Weighted average number of common shares used in computing earnings per share	5,595,042	5,608,353
Dividends declared per common share	$0.76	$0.73

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Community Bancorp. and Subsidiary

Earnings Per Share (“EPS”) (unaudited)

(Dollars in thousands, except per share data)

	For the Quarter Ended
	September 30, 2026	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025
Net income	$5,091	$4,688	$4,369	$4,636	$4,747
Less: dividends to preferred shareholders	–	–	–	$12	$28
Net income available to common shareholders	$5,091	$4,688	$4,369	$4,624	$4,719
Weighted average number of common shares used in computing earnings per share	5,604,048	5,594,749	5,586,133	5,586,738	5,607,086
Earnings per common share	$0.91	$0.84	$0.78	$0.83	$0.84

Reconciliation of GAAP to Non-GAAP Measures

(unaudited)

Community Bancorp. and Subsidiary

(Dollars in thousands, except per share data)

	For the Quarter Ended
	September 30, 2026	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025
Computation of Pre-tax, pre-provision net revenue
Net interest income	$11,656	$11,248	$10,948	$11,030	$10,511
Non-interest income	$1,907	$2,313	$1,745	$2,177	$2,095
Less: Non-interest expense	$6,931	$7,165	$7,057	$7,240	$6,593
Pre-tax, pre-provision net revenue	$6,632	$6,395	$5,636	$5,967	$6,013

Computation of Pre-tax, pre-provision net revenue return on average assets
Pre-tax, pre-provision net revenue	$6,632	$6,395	$5,636	$5,967	$6,013
Average Assets	$1,211,596	$1,228,309	$1,249,845	$1,247,473	$1,189,477
Pre-tax, pre-provision net revenue return on average assets	2.17%	2.09%	1.83%	1.90%	2.01%

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Community Bancorp. and Subsidiary

(Dollars in thousands, except per share data)

	As of
	September 30, 2026	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025
Computation of Tangible Common Equity to Tangible Assets
Total shareholders' equity	$120,806	$120,894	$116,843	$113,687	$111,880
Less:
Preferred Stock	–	–	–	–	$1,500
Common shareholders' equity	$120,806	$120,894	$116,843	$113,687	$110,380
Less:
Goodwill	$11,574	$11,574	$11,574	$11,574	$11,574
Other Intangibles	–	–	–	–	–
Tangible common shareholders' equity	$109,232	$109,320	$105,268	$102,113	$98,806

Total Assets	$1,231,546	$1,172,749	$1,235,285	$1,287,559	$1,226,171
Less:
Goodwill	$11,574	$11,574	$11,574	$11,574	$11,574
Other Intangibles	–	–	–	–	–
Tangible Assets	$1,219,971	$1,161,174	$1,223,711	$1,275,985	$1,214,597

Tangible Common Equity to Tangible Assets	8.95%	9.41%	8.60%	8.00%	8.13%

Community Bancorp. and Subsidiary

(Dollars in thousands, except per share data)

	As of
	September 30, 2026	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025
Computation of Fully Diluted Tangible Book Value per Common Share
Total shareholders' equity	$120,806	$120,894	$116,843	$113,687	$111,880
Less:
Preferred Stock	–	–	–	–	$1,500
Common shareholders' equity	$120,806	$120,894	$116,843	$113,687	$110,380
Less:
Goodwill	$11,574	$11,574	$11,574	$11,574	$11,574
Other Intangibles	–	–	–	–	–
Tangible common shareholders' equity	$109,232	$109,320	$105,268	$102,113	$98,806

Common shares issued and outstanding	5,610,551	5,601,858	5,596,572	5,582,927	5,619,491

Fully Diluted Tangible Book Value per Common Share	$19.47	$19.51	$18.81	$18.29	$17.58

For more information, contact:

Investor Relations

ir@communitynationalbank.com

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